UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

AMERICAN REPROGRAPHICS COMPANY
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2007 (the “Effective Date”), American Reprographics Company (the “Company”), American Reprographics Company, L.L.C. (the “Borrower”), and certain subsidiaries of the Borrower, as guarantors, entered into a Credit and Guaranty Agreement with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC, as joint bookrunners and joint lead arrangers, and Wachovia Bank, National Association, as syndication agent (the “Credit Agreement”), which replaces the Company’s existing Second Amended and Restated Credit and Guaranty Agreement dated as of December 21, 2005 among American Reprographics Company, American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., and certain subsidiaries of American Reprographics Company, L.L.C., as guarantors, the lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as sole lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as syndication agent, J.P. Morgan Securities, Inc., as joint bookrunner, and General Electric Capital Corporation, as administrative agent and collateral agent (the “Second Amended and Restated Credit and Guaranty Agreement”).

The Credit Agreement provides for senior secured credit facilities aggregating up to $350,000,000, consisting of a $275,000,000 term loan facility and a $75,000,000 revolving credit facility (of which up to $10 million will be available for the issuance of letters of credit and up to $10 million will be available for same-day swing loans). The revolving credit facility will be available on a revolving basis during the period commencing after the closing date and ending on the fifth anniversary of the Effective Date. Advances will be subject to customary borrowing conditions, including the accuracy of representations and warranties and the absence of events of default. The term loan will be available in a single drawing on the Effective Date.

On the Effective Date, the Borrower used proceeds under the Credit Agreement in the amount of $289,375,705.95 to prepay in full all principal and interest payable under the Second Amended and Restated Credit and Guaranty Agreement. The remaining balance available under the Credit Agreement is available for the Borrower’s use, subject to the terms of the Credit Agreement.

The Borrower’s obligations under the Credit Agreement are guaranteed by its domestic subsidiaries and the Company and, subject to certain limited exceptions, are secured by security interests granted in all of the Borrower’s and the guarantor’s personal and real property, and 65% of the assets of its foreign subsidiaries, pursuant to the terms of a Security Agreement dated as of December 6, 2007 by and among American Reprographics Company, American Reprographics Company, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as collateral agent.

Term loans are amortized over the term with the final payment due on December 6, 2012. Amounts borrowed under the revolving credit facility must be repaid by December 6, 2012. Outstanding obligations under the Credit Agreement may be prepaid in whole or in part without premium or penalty.

Advances under the Credit Agreement will bear interest, at the Borrower’s option, at either the “base rate,” equal to the higher of the JPMorgan Chase Bank prime lending rate or the federal funds rate plus 0.5% or LIBO, plus, in each case, the applicable rate. The applicable rate will initially be 0.75% for a base rate loan and 1.75% for a LIBO loan. The applicable rate will be determined based upon the leverage ratio for the Borrower, with a minimum and maximum applicable rate of 0.25% and 0.75%, respectively, for base rate loans and a minimum and maximum applicable rate of 1.25% and 1.75%, respectively, for LIBO loans. During the continuation of certain events of default all amounts due under the Credit Agreement will bear interest at 2.0% above the rate otherwise applicable.

Outstanding term loans and advances under the Credit Agreement must be prepaid and the revolving credit facility permanently reduced in the amount of proceeds received by the Borrower or any subsidiary from the sale of assets, the proceeds of casualty insurance, condemnation awards and similar recoveries, the issuance of equity securities (50% of the proceeds received from the sale of equity securities, stepping down to 25% of such proceeds if the senior secured leverage ratio is 2.50:1.00 or less) or the issuance of debt. In addition, 50% of consolidated excess cash flow will be applied to mandatory prepayment of obligations under the Credit Agreement (25% if the senior secured leverage ratio is 2.50:1.00 or less). Also, the Borrower is obligated to prepay advances under the revolving credit facility or term loans so as to minimize or eliminate any mandatory prepayments required under the terms of any subordinated indebtedness.

The Credit Agreement contains covenants which, among other things, require the Borrower to maintain a minimum interest coverage ratio, minimum fixed charge coverage ratio and maximum leverage ratio. The Credit Agreement also contains covenants which, subject to certain exceptions as set forth in the Credit Agreement, restrict the Borrower’s ability to incur additional debt, grant liens or guaranty other indebtedness; restrict the Borrower’s ability to pay dividends, redeem stock, pay or redeem subordinated indebtedness, make investments or capital expenditures, dispose or acquire assets, dispose of equity interests in subsidiaries, enter into any merger, sale of assets, consolidation or liquidation transaction, or engage in transactions with stockholders and affiliates. The covenants also require among others, that the Borrower provide periodic financial reports to the lenders, observe certain practices and procedures with respect to the collateral pledged as security, comply with applicable laws, maintain and preserve the Borrower and its subsidiaries’ properties and corporate existence and maintain insurance.

The Credit Agreement contains customary events of default, including failure to make payments when due under the Credit Agreement; payment default under and cross-default to other material indebtedness; breach of covenants; breach of representations and warranties; bankruptcy; material judgments; dissolution; ERISA events; change of control; invalidity of guarantees or security documents or repudiation by the Borrower or any guarantor of its obligations thereunder.

In the ordinary course of their respective businesses, some of the lenders under the Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s press release announcing the entry into the Credit Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2007, the Borrower paid all principal and interest payable under the Second Amended and Restated Credit and Guaranty Agreement and the Second Amended and Restated Credit and Guaranty Agreement was terminated. See the disclosure under Item 1.01 above, which is incorporated into this Item 1.02 by reference.

In the ordinary course of their respective businesses, some of the lenders under the Second Amended and Restated Credit and Guaranty Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Credit and Guaranty Agreement dated as of December 6, 2007 by and among American Reprographics Company, American Reprographics Company, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as guarantors, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC, as joint bookrunners and joint lead arrangers, and Wachovia Bank, National Association, as syndication agent.

99.1	American Reprographics Company Press Release dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar
Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit and Guaranty Agreement dated as of December 6, 2007 by and among American Reprographics Company, American Reprographics Company, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, J.P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC, as joint bookrunners and joint lead arrangers, and Wachovia Bank, National Association, as syndication agent.

99.1	American Reprographics Company Press Release dated December 6, 2007.